UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 26, 2023

Date of Report (Date of earliest event reported)

CalciMedica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39538	45-2120079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Coast Boulevard South, Suite 307 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 952-5500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CALC	*

*	The registrant’s common stock began trading on the OTCQB on April 26, 2023 under the symbol “CALC.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy Continued Listing Standards; Transfer of Listing.

Nasdaq Listing

As disclosed on the Current Report on Form 8-K of CalciMedica, Inc. (the “Company”) filed on March 22, 2023 with the Securities and Exchange Commission (“SEC”), on March 21, 2023, the Company received written notice from the Staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Staff had determined that the Company had not complied with the requirements of Nasdaq Listing Rule 5110(a) because the Company did not demonstrate compliance with all of the requirements for initial listing on Nasdaq concurrent with closing the merger transaction (the “Delist Determination”).

The Company had appealed the Staff’s Delist Determination by requesting a hearing before a Hearings Panel pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. Notwithstanding the appeal, the trading suspension was implemented at the open of the market on March 31, 2023, and the Company’s common stock began trading on the Pink Current Information tier of the over-the-counter market on April 3, 2023. On April 26, 2023, the Company’s common stock was upgraded to the OTCQB tier of the over-the-counter market. On May 1, 2023, the Company withdrew its request for an appeal of the Staff’s Delist Determination and received a notice from Nasdaq stating that Nasdaq will file a Form 25 Notification of Delisting with the SEC when all internal procedural periods have run.

The Company has an initial listing application on file for the listing of the Company’s shares of common stock on Nasdaq and the Company intends to continue to work diligently to satisfy the initial listing requirements and to seek a listing as soon as possible on the Nasdaq Capital Market.

Item 8.01.	Other Events.

OTCQB Listing

On April 26, 2023, the Company’s common stock was upgraded to the OTCQB tier of the over-the-counter market, which, among other things, provides Real Time Level 2 quotes.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which include, but are not limited to, the Company’s ability to satisfy the Nasdaq listing requirements and list its shares of common stock on Nasdaq. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the Company to satisfy the Nasdaq listing requirements; declines in the trading price of the Company’s common stock as a result of its trading suspension or delisting from Nasdaq; and the impact of fluctuations in global financial markets on the Company’s business and the actions the Company may take in response thereto. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in the Company’s most recent filings with the SEC, including its definitive proxy statement filed with the SEC on February 9, 2023, its Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time.

The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2023	CalciMedica, Inc.

	By:	/s/ A. Rachel Leheny, Ph.D.
	Name:	A. Rachel Leheny, Ph.D.
	Title:	Chief Executive Officer